UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2017 (January 18, 2017)
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 23, 2017, Washington Federal, Inc. (the “Company”), parent company of Washington Federal N.A. (the “Bank”) entered into a Transition Agreement with Roy M. Whitehead, the Company’s Chief Executive Officer.
As previously disclosed, Mr. Whitehead will continue to serve as the Chief Executive Officer of both the Company and the Bank through March 31, 2017 (the “Transition Date”), at which point he will resign as CEO and transition to the position of Executive Chairman of the Board of Directors of the Company and the Bank. During this period ending on the Transition Date, Mr. Whitehead will receive his normal base salary, compensation and benefits.
Pursuant to the Transition Agreement, effective April 1, 2017, as Executive Chairman of the Board of Directors, Mr. Whitehead will be entitled to receive an annual base salary of $386,250, and will be entitled to participate in the Company’s Short-Term Incentive Plan as an executive officer, with a bonus target of 50% of base salary and a maximum payout amount of 100% of base salary. All long-term incentive grants previously granted to Mr. Whitehead will continue to vest during his period of service to the Company consistent with the Company’s long-term incentive plans. Mr. Whitehead is expected to continue in the role of Executive Chairman until March 31, 2018, at which time he will resign as an officer of the Company. Thereafter Mr. Whitehead has agreed to continue to provide services to the Company as requested by the Board of Directors as its Chairman or as a consultant through December 31, 2018, and shall be compensated with a retainer of $37,500 payable quarterly. Effective April 1, 2018, Mr. Whitehead will additionally be entitled to receive a lump-sum separation payment equal to $1,375,000. Mr. Whitehead will not be entitled to this separation payment if he terminates his employment with the Company (other than as a result of his death or permanent disability) or is terminated by the Company for cause prior to March 31, 2018.
The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of Washington Federal, Inc. was held on January 18, 2017. The three items voted upon by stockholders included 1) the election of three directors for a three-year term; 2) the approval of a non-binding, advisory vote on the compensation of Washington Federal named executive officers; and 3) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants for fiscal 2017. The results of the voting were as follows:

	Votes Cast			Total
	For	Withheld		Votes Cast
Election of Directors
Three-year term:
David K. Grant	72,064,021	699,726		72,763,747
Anna C. Johnson	71,633,408	1,130,339		72,763,747
Randall H. Talbot	72,064,653	699,094		72,763,747

	Votes Cast			Total
	For	Against	Abstained	Votes Cast
Non-binding advisory vote on
executive compensation	70,229,590	1,770,784	763,373	72,763,747

Ratify appointment of
Deloitte & Touche LLP	82,201,944	653,014	259,334	83,114,292

Based on the results above, all of the business voted upon by the stockholders was approved.

Item 9.01	Financial Statements and Exhibits
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) The following exhibits are being furnished herewith:
10.1 Transition Agreement with Roy M. Whitehead

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 24, 2017	WASHINGTON FEDERAL, INC.

	By:	/s/ VINCENT L. BEATTY
Vincent L. Beatty
Senior Vice President and Chief Financial Officer